Exhibit 10.4

FIFTH AMENDMENT

TO

STANDARD MANUFACTURING AGREEMENT

BETWEEN

TERADYNE, INC.

AND

FLEXTRONICS CORPORATION

THIS FIFTH AMENDMENT (this “Amendment”) is made as of July 17, 2009 (the “Effective Date”) by and between Teradyne, Inc., a Massachusetts corporation having a place of business at 600 Riverpark Drive, North Reading, Massachusetts 01864, (“Customer”), and Flextronics Corporation, a Delaware corporation having a place of business at 305 Interlocken Parkway, Broomfield, CO 80021.

W I T N E S S E T H:

WHEREAS, Customer and Solectron Corporation entered into a Standard Manufacturing Agreement on November 24, 2003, as amended by the Amendment 1 to Standard Manufacturing Agreement dated January 18, 2007 and the Second Amendment to Standard Manufacturing Agreement dated August 27, 2007 (collectively, the Master Agreement”) under which Supplier manufactures and sells to Customer certain board assemblies and provides other products and services, more specifically described in the Master Agreement; and

WHEREAS, on October 1, 2007, Solectron Corporation was acquired by Flextronics International Ltd. and by operation of the merger agreement Flextronics Corporation became a party to the Master Agreement with all of the rights, privileges, duties and obligations of Solectron Corporation thereunder; and

WHEREAS, Customer and Supplier entered into the Third Amendment to Standard Manufacturing Agreement dated March 27, 2008, and the Fourth Amendment to Standard Manufacturing Agreement dated December 15, 2008, (collectively the “Amended Master Agreement”); and

WHEREAS, Customer and Supplier desire to further amend the Standard Manufacturing Agreement to rescind the Fourth Amendment and to allow Supplier to sell certain of Customer’s Products directly to a third party; and

WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Master Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Customer and Supplier agree that the Fourth Amendment to the Master Agreement dated December 18, 2008 is hereby rescinded and terminated without liability to either party.

2.	Add new section 19.13 as follows:

Authorized Purchaser Agreement: Customer authorizes Supplier to sell certain of Customer’s Products and sub-assemblies to a third party manufacturing services provider in accordance with the provisions of the attached Addendum titled “Authorized Purchaser Agreement” dated June 30, 2009. Such Authorized Purchaser Agreement addendum may be modified from time to time as deemed appropriate to do so and as agreed to in writing by both parties without the need to further amend the Standard Manufacturing Agreement.

3.	Add the Authorized Purchaser Agreement, dated June 30, 2009 and attached to this Amendment below as addendum to the Standard Manufacturing Agreement in accordance with section 1.1 of the Standard Manufacturing Agreement.

FLEXTRONICS CORPORATION		TERADYNE, INC.

By:		By:

Printed:	E.C. Sykes	Printed:	JIM FEDERICO

Title:	President	Title:	VICE PRESIDENT

Date:	27-July-09	Date:	28-July-09

Addendum to Standard Manufacturing Agreement

Authorized Purchaser Agreement

June 30, 2009

1. Work. Teradyne, Inc. (“Customer”) has engaged Meerkat entity (“Meerkat”) to provide manufacturing services for Customer’s Products. Accordingly, Customer desires to have Flextronics Corporation (“Supplier”) manufacture and sell directly to Meerkat certain of Customer’s products and sub-assemblies, and Supplier desires to do so under the terms of this Addendum (“Addendum”) to Standard Manufacturing Agreement (“Master Agreement”).

2. Licenses. Customer hereby grants Supplier a non-exclusive license during the term of this Addendum to use Customer’s patents, trade secrets and other intellectual property as necessary to perform Supplier’s obligations under this Addendum.

3. Products. The products and sub-assemblies to be built by Supplier and sold and shipped to Meerkat are contained in Exhibit 1 of this Addendum, such exhibit to be revised as both parties shall deem appropriate to do so by written agreement and without the need to amend this Addendum.

4. Customer and Supplier Rights and Responsibilities. Customer and Supplier shall retain the same rights and responsibilities under this Addendum as if Supplier were selling products directly to Customer. Accordingly, unless otherwise specified elsewhere within this Addendum, all applicable sections of the Master Agreement shall apply to this Addendum, including, by way of example:

4.1. Product Forecast.

4.2. Material Procurement.

4.3. Purchase Price Variations.

4.4. Cost Reductions.

4.5. Quality.

4.6. Engineering Changes.

4.7. Inventory Management.

4.8. Material Cancellation/De-expedite.

4.9. Compensation For Cancelled Materials.

4.10. General Cancellation Provisions.

4.11. Inventory Reporting and Analysis.

4.12. Customer Owned Tooling.

4.13. Limitation of Liability.

4.14. Confidentiality.

4.15. Warranty.

4.16. Indemnifications.

5. Warranty. Supplier’s warranty shall be with Customer. Customer shall provide its own warranties to Meerkat.

6. Purchase Orders, Invoices, Payment Terms, Line of Credit.

6.1. Meerkat shall place purchase orders with Supplier and shall be responsible for payment of invoices.

6.2. Customer shall have no responsibility to Supplier for non-payment of invoices by Meerkat for any reason.

6.3. Supplier shall have the right to offer a line of credit and payment terms based upon Meerkat’s financial strength and credit worthiness as determined solely by Supplier based upon Meerkat’s audited financial records and credit reports.

7. Responsibility for Ordered Product; Storage of Ordered Product. In the event Meerkat does not arrange for the prompt shipment of Products ordered by it under this Agreement after being informed by Supplier that such Products are ready for shipment in accordance with Meerkat’s Purchase Order, or Meerkat attempts to reschedule or cancel a delivery of Products previously ordered by Meerkat, in a manner not permitted by this Agreement, then Customer accepts responsibility for such Products under section 11 of the Master Agreement as if Customer had ordered such products directly from Supplier.

IN WITNESS WHEREOF, the parties have caused this Addendum to be signed by their duly authorized representatives as of the Effective Date.

FLEXTRONICS CORPORATION		TERADYNE, INC.

By:		By:

Name:	E.C. Sykes	Name:	JIM FEDERICO

Title:	President	Title:	VICE PRESIDENT

Date:	27-July-09	Date:	28-July-09

Exhibit 1

Products and Prices